EXHIBIT 10(i)


                              COLLATERAL ASSIGNMENT
                      OF INTEREST RATE PROTECTION AGREEMENT

     This Collateral Assignment of Interest Rate Protection Agreement (this "Assignment"), made as of December 6, 2002, by KOGER POST OAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignor"), in favor of COLUMN FINANCIAL, INC., a Delaware corporation ("Assignee").

     WHEREAS, Assignor and Assignee have entered into that certain Loan Agreement of even date herewith (as amended, modified or supplemented and in effect from time to time, the "Loan Agreement"); and

     WHEREAS, the parties wish to set forth certain understandings with respect to the Collateral (as defined below);

     NOW, THEREFORE, the parties agree as follows:

     1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor has assigned, as collateral, to Assignee, all of its right, title and interest in, to and under the [Confirmation], dated as of December 6, 2002, attached as Exhibit A hereto (collectively, the "Agreement"), by and between Assignor and CDC Financial Products Inc., as counterparty ("Counterparty"), and all of Assignor's right, title and interest in, to and under all other documents executed and/or delivered in connection with and/or secured by the Agreement, including, without limitation, all of Assignor's right, title and interest in any collateral, demands, causes of action, bank accounts, other accounts, investment property, general intangibles and supporting obligations, and any other collateral or documents arising out of and/or executed and/or delivered with respect to the Agreement, all rights and benefits of Assignor related to the Agreement, and such claims and choses in action related to the Agreement and such documents, and all of Assignor's rights, title and interests therein and thereto, and the Assignor hereby grants to Assignee a security interest in and to the Agreement and the foregoing and all proceeds (as defined in Section 9-306 of the Uniform Commercial Code adopted in the State of New York) thereof (the "Collateral"), to have and to hold the same, unto Assignee, its successors and assigns.

     2. Each party to the Agreement, by its execution of this Assignment, hereby consents to the assignment of the Collateral and the other terms hereof (including, without limitation, the second sentence of Paragraph 3 hereof), and Assignor and Counterparty agree that Counterparty will make any payments to become payable under or pursuant to the Agreement directly to the Assignee until such time as this Assignment is terminated or otherwise canceled, at which time the Counterparty will be instructed by Assignee to make payments to or on behalf of Assignor. All such payments by Counterparty to Assignee shall discharge any obligation Counterparty would otherwise have to Assignor with respect thereto.

     3. Assignor hereby covenants and agrees that Assignor shall not, without first obtaining Assignee's or its successor's or assign's written consent, convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by

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operations of law or otherwise, and whether or not for consideration) the
Agreement except in connection with transfers permitted without Assignee's consent or approved by Assignee pursuant to the Loan Agreement. Except with respect to a termination resulting from an Event of Default under Section 5(a)(vii) of the Agreement, Assignor and Counterparty hereby covenant and agree that until such time as this Assignment is terminated or otherwise canceled pursuant to Paragraph 4 hereof, Assignor and Counterparty shall not, without first obtaining Assignee's or its successor's or assign's written consent, amend, modify, cancel or terminate the Agreement.

     4. This Assignment shall terminate upon the payment in full of all obligations under the Loan Agreement.

     5. In consideration of the foregoing agreements by Counterparty, Assignor and Assignee agree that (i) Counterparty shall be entitled to conclusively rely (without any independent investigation) on any notice or instructions from Assignee in respect of this Assignment, (ii) without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Assignee and any notice or instructions from Assignor, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Assignee and (iii) Counterparty shall be held harmless and shall be fully indemnified by Assignor from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Assignee.

     6. The Counterparty shall be entitled to conclusively, without liability, rely, without investigation, on any notice or instructions (including, without limitation, with respect to the Payments) received by the Counterparty from Assignee, or Assignee's successors and/or assigns. In consideration of the foregoing agreements by Counterparty without limitation on the immediately preceding clause, in the event of any inconsistency between any notice or instructions from Assignee and any notice or instructions from Assignor, Counterparty shall be entitled to conclusively rely (without any independent investigation) on those from Assignee and Counterparty shall be held harmless and shall be fully indemnified by Assignor from and against any and all claims, other than those ultimately determined to be proximately caused by the gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Assignee.

     7. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.

     8. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

                                      -2-

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     9. This Assignment may be amended or modified only by a written instrument signed by the parties hereto.

     10. This Assignment may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.

                            [Signature page follows]

     IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed and delivered as of the date set forth above.



                                  ASSIGNOR:

                                  KOGER POST OAK LIMITED PARTNERSHIP,
                                  a Delaware limited partnership



                                  By:  KOGER POST OAK, INC., a Delaware
                                  corporation, its general partner



                                         By:   /S/ Thomas C. Brockwell
                                             ---------------------------------
                                               Name: Thomas C. Brockwell
                                              Title: Vice President



                                  ASSIGNEE:


                                  COLUMN FINANCIAL, INC.



                                  By: /S/ Priscilla Horning
                                      ----------------------------------------
                                       Name:  Priscilla Horning
                                       Title:  Vice President

                                    ACKNOWLEDGED AND AGREED:


                                    COUNTERPARTY



                                    CDC FINANCIAL PRODUCTS INC.


                                     By:         /S/ William Branagh
                                          --------------------------------------
                                         Name:  William Branagh
                                         Title:  Director


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A
                                  Confirmation